Exhibit 99.1

. Mack-Cali Realty Corporation Investor Presentation March 2018

2 Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in our annual reports on Form 10-K, as may be supplemented or amended by our quarterly reports on Form 10-Q, which are incorporated herein by reference. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. Investor Presentation This Operating and Financial Data should be read in connection with our annual report on form 10-K for the year ended December 31, 2017.

Mack-Cali has a leading residential and office presence on the Jersey City Hudson Waterfront 3 Mack-Cali has a leading residential and office presence on the Hudson Waterfront and in Jersey City’s premier market Investor Presentation

4Q 2017 Key Statistics Square Feet Office Space % Leased (Excl. Non-Core) GAAP Rental Rate Roll-Up (Excl. Non-Core) Cash Rental Rate Roll-Up (Excl. Non-Core) Operating Residential Units % Leased Residential Units In-Construction Residential Units/Keys 5,826 96.6% 1,944 Market Capitalization Net Asset Value (estimate) $3.8 billion $5.2 billion 17.1 million 87.6% 17.9% 9.6% Pictured: Harborside Financial Center 4 Investor Presentation In-Construction Avg Development Yield 7.0%

5 Office buildings (excluding flex) Operating/In Construction Units (WO/JV) Operating/In Construction Units (Subordinate) Total Market Cap Weighted Average Interest Rate Interest Coverage Ratio FFO (Qtr.) 41 (64% Reduction) 7,228 (90% Increase) 542 (82% Reduction) $5.2 billion (33% Increase) 3.93% (31% Reduction) 3.3 (22% Increase) $50.0 million (8% Increase) AFFO (Qtr.) $37.7 million (54% Increase) The New Mack-Cali: Transformation Office Buildings (excluding flex) Operating/In Construction Units (WO/JV) Operating/In Construction Units (Subordinate) Total Market Cap Weighted Average Interest Rate Interest Coverage Ratio FFO (Qtr.) AFFO (Qtr.) 115 3,800 3,026 $3.9 billion 5.67% 2.7 $46.5 million $24.5 million 2Q15 4Q17 Pictured: Jersey City Waterfront Assets Consolidated Residential NOI (annualized) $14.3 million Consolidated Residential NOI (annualized) $49.8 million (248% Increase) Investor Presentation

NOI Evolution

$ in millions

Mack-Cali has transformed its business from a suburban office company to a residential and geographically focused office concentration(1)

4Q 2016 NOI Composition (annualized)

- Total Portfolio NOI: $350M(1)
- 38% of NOI from Residential & Waterfront Office


Res
7%
Flex
15%
Waterfront
31%
Suburban
39%
Class A Suburban
8%

Market	NOI	%
Waterfront Office	**$108**	**31%**
Residential	**24**	**7%**
Class A Suburban Office	28	8%
Suburban Office	138	39%
Flex	52	15%
Total	**$350**	

4Q 2017 NOI Composition (annualized)

- Total Portfolio NOI: $338M
- 49% of NOI from Residential & Waterfront Office


Residential
15%
Flex
12%
Waterfront
34%
Suburban
26%
Class A Suburban
13%

Market	NOI	%
Waterfront	**$116**	**34%**
Residential	**50**	**15%**
Class A Suburban	45	13%
Suburban	86	26%
Flex	41	12%
Total	**$338**	

NOI Composition W/ CIP Stabilized (annualized)

- Total Portfolio NOI: $375M
- 54% of NOI from Residential & Waterfront Office


Residential
23%
Flex
11%
Waterfront
31%
Suburban
23%
Class A Suburban
12%

Market	NOI	%
Waterfront	**$116**	**31%**
Residential	**87**	**23%**
Class A Suburban	45	12%
Suburban	86	23%
Flex	41	11%
Total	**$375**	

Notes
1: Represents fourth quarter 2016 NOI on an annualized basis after subtracting Real Estate Services Income of $6.658 & adding back Real Estate Service expenses of $6.842
2: Data above is based upon operating results for fourth quarter 2017 on an annualized basis. Please see the appendix to this presentation for a reconciliation of NOI to net income.

Investor Presentation 6

Residential – Portfolio Quality 7 3,827 As of 4Q 2017, Roseland had a portfolio-wide percentage leased of 96.6% Roseland’s low volatility portfolio has leased within a 200 bps range over last three years and is supportive of higher loan-to-value debt Roseland’s portfolio will maintain an average age of under 9 years – an industry leader Investor Presentation Gross Portfolio Value Stabilized Gross Asset Value $4,327 Less: Discount for CIP (321) Discounted Gross Asset Value $4,006 Less: Existing Debt (1,562) Less: 3rd Party Interests (716) Roseland Net Asset Value $1,728 MCRC Share $1,569 Rockpoint Share $159 Historical Percentage Leased 92.00% 94.00% 96.00% 98.00% 100.00% 4Q14 2Q15 4Q15 2Q16 4Q16 2Q17 4Q17 % Leased Average Hudson River Waterfront 60% Boston Metro 22% NJ Corridor 9% Washington, D.C. 7% New York Metro 1% Philadelphia Metro 1% NAV by Market 9.7 7.2 7.8 8.2 0 2 4 6 8 10 12 2017 2018 2019 2020 Avg. Building Age (years)

Residential - Portfolio Evolution 8 2,079 3,319 1,721 4,940 1,839 5,639 2,568 5,614 3,063 5,826 1,944 2,895 7,410 7,410 3,827 1,498 Roseland has nearly eliminated its subordinated interests as it has continued to grow the size and ownership of its operating portfolio Y/E 2014 Portfolio Avg. Ownership: 46.40% Y/E 2017 Portfolio Avg. Ownership: 71.64% Y/E 2019 Portfolio Avg. Ownership: 85.39% Investor Presentation Units

Residential – Value Creation Estimated Value Creation from In-Construction Projects Projected NOI $51M Market Value of Projected NOI (avg. cap rate of 5.22%) $977M Less: Cost of Development - $732M Value Creation $245M Roseland Share $208M 9 Roseland’s In-Construction portfolio is forecasted to create approximately $245 million of value through 2020 (Roseland share: $208M) Investor Presentation RiverHouse 11 at Port Imperial Residences at City Square PI North – Riverwalk C

Residential - Development Delivery and FFO Creation 10 2019E: $28.5 M 2020E: $38.0 M 2018E: $13.7 M 2017: $28.5 M Pictured: Monaco Jersey City +281% The growth reflected below is solely from Roseland’s current Operating and In-Construction portfolio Investor Presentation Economic Stabilizations Quarry Place at Tuckahoe ($1.1M) Chase II ($2.7M) Urby at Harborside ($9.9M) Economic Stabilizations Signature Place at Morris Plains ($2.2M) Lofts at 40 Park ($0.3M) Residences at City Square ($3.6M) RiverHouse 11 at Port Imperial ($4.7M) Portside 5/6 ($4.0M) Economic Stabilizations Marriott Hotels at Port Imperial ($9.5M) Note: See appendix for additional information $0 $20 $40 $60 $80 $100 $120 $140

Residential – Equity Requirements

$ in thousands

As summarized in the table below, Mack-Cali is planning on and expects to have excess capital sources available to achieve the following key objectives:

i. Complete Roseland's in-construction portfolio of 1,944 units
ii. Complete Roseland's funding requirement for 2018/2019 Probable Starts comprising 2,786 units

	Comment	Units	Total Cost	Construction Debt	Capital Requirement
USE: In-Construction Portfolio					
In-Construction Portfolio	Represents remaining requirements for its in-construction portfolio	1,944	$295,700	$254,900	$40,800
Less: Existing JV Partner Commitments	Represents third party capital commitments (Riverwalk C)				(18,700)
Remaining Roseland Capital (to be funded by Company cash)					**$22,100**
USE: Probable 2018/2019 Starts					
Probable 2018/2019 Starts	Represents five Probable 2018 and 2019 starts in our core geographies in close proximity to existing operations	2,786	$1,380,700	$832,000	$548,700
Less: Land Equity to Date	Represents the Company's existing land equity in Probable Starts (~$55,000/unit)				(155,700)
Less: Existing JV Partner Commitments	Represents third party capital commitments (Urby II)				(28,700)
Roseland Capital Obligation					**$364,300**
Potential Capital Sources					
Rockpoint Capital	Represents the balance on Rockpoint's $300M commitment				$150,000
Construction Refinancings	Represents excess refinancing proceeds upon takeout financing on active in construction portfolio				110,000
Dispositions	Represents select dispositions for redeployment of capital into Roseland's core geographies				163,000
New Project-level Joint Ventures	Represents 50/50 joint ventures on select Roseland Probable Starts (capital source identified)				141,300
Total Roseland Capital Sources					**$564,300**
2018/2019 Start Excess Capital Source Potential (1)					**$200,000**

Notes:
(1) Represents capital sources prior to reinvestment of Roseland cash flow generation.

Roseland Residential 11

Office – Rent Growth by Property Type 12 Office rents show signs of renewed growth, increasing by 12.1% across key markets in 2017 Waterfront rents continue to climb as the Company focuses on its trophy assets As Waterfront rents continue to climb, re-leasing previously discounted prime office space presents a sizeable mark to market opportunity FY 2015 FY 2016 FY 2017 Waterfront $34.36 $40.45 $48.88% 17.7% 20.8% Class A Suburban 29.42 32.71 34.29% 11.2% 4.8% Suburban 23.37 27.50 27.53% 17.7% 0.1% Key Markets (avg) $25.72 $34.54 $38.72% 34.3% 12.1% Investor Presentation $22.70 $24.63 $20.60 $23.58 $28.35 Portfolio Re-Leasing Spreads (GAAP) $22.70 $41.66 $42.88 $48.88 $51.31 Waterfront Re-Leasing Spreads (GAAP) $48.91 $40.97 $34.15 $39.76 2018 Escalations $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 FY 2015 FY 2016 FY 2017 Waterfront Class A Suburban Suburban Average

($ in millions) Percent of Goal Buildings Building SF Avg. Base Rent Dispositions (2015-2017) $1,172 74% 120 13,951,574 $24.52 Under Contract/Negotiations 340 21% 28 2,669,882 20.45 Active Dialogue/Future Dispositions 78 5% 5 828,074 22.93 Total Dispositions $1,590 100% 153 17,449,530 $23.57 Remaining Office Portfolio 41 10,943,650 $33.92 Under Contract/Negotiations $340M 2015-2017 Dispositions $1,172M We have made significant progress in our portfolio transformation via dispositions of non-core and JV assets and expect to finish our program in 2Q 2018. The average rent profile of our remaining office portfolio is 44% higher than the disposition portfolio Office - Disposition Strategy & Statistics 13 Disposition Target $1,590M 74% 21% Remaining to reach target $78M 5% Investor Presentation The remaining office portfolio avg. rent is 44% higher than the portfolio dispositions

Office – Post Disposition Portfolio

Waterfront					
Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations [3]
101 Hudson	Jersey City, NJ	1,246,283	1,246,283	100.0%	$35.05
Harborside 1	Jersey City, NJ	399,578	197,276	49.4%	47.44
Harborside 2 & 3	Jersey City, NJ	1,487,222	1,134,341	76.3%	37.35
Harborside 4a	Jersey City, NJ	207,670	204,856	98.6%	36.51
Harborside 5	Jersey City, NJ	977,225	916,565	93.8%	42.36
111 River Street	Hoboken, NJ	566,215	511,699	90.4%	38.74
Total Waterfront		**4,884,193**	**4,211,020**	**86.2%**	**$38.34**

Class A Suburban					
Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations
1 Bridge Plaza	Fort Lee, NJ	200,000	168,352	84.2%	$28.52
2115 Linwood Avenue	Fort Lee, NJ	68,000	59,410	87.4%	24.33
101 Wood Avenue S	Iselin, NJ	262,841	262,841	100.0%	32.06
581 Main Street	Woodbridge, NJ	200,000	102,544	51.3%	27.83
333 Thornall Street	Edison, NJ	196,128	188,618	96.2%	34.26
343 Thornall Street	Edison, NJ	195,709	190,790	97.5%	32.54
150 JFK Parkway	Short Hills, NJ	247,476	209,848	84.8%	34.35
51 JFK Parkway	Short Hills, NJ	260,741	255,495	98.0%	51.64
101 JFK Parkway	Short Hills, NJ	197,196	197,196	100.0%	40.66
103 JFK Parkway	Short Hills, NJ	123,000	123,000	100.0%	42.41
Total Class A Suburban		**1,951,091**	**1,758,094**	**90.1%**	**$36.29**

Suburban					
Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations [3]
1 Giralda Farms	Madison, NJ	154,417	154,417	100.0%	$39.73
7 Giralda Farms	Madison, NJ	236,674	148,180	62.6%	35.18
4 Gatehall Drive	Parsippany, NJ	248,480	195,480	78.7%	26.74
9 Campus Drive	Parsippany, NJ	156,495	137,451	87.8%	20.41
325 Columbia Turnpike	Florham Park, NJ	168,144	167,044	99.3%	26.26
100 Schultz Drive	Red Bank, NJ	100,000	57,364	57.4%	28.51
200 Schultz Drive	Red Bank, NJ	102,018	54,970	53.9%	28.24
201 Littleton Road	Morris Plains, NJ	88,369	38,572	43.6%	20.05
3600 Route 66	Neptune, NJ	180,000	180,000	100.0%	24.59
4 Campus Drive	Parsippany, NJ	147,475	124,307	84.3%	24.01
6 Campus Drive	Parsippany, NJ	148,291	120,317	81.1%	25.66
One Sylvan Way	Parsippany, NJ	150,557	122,938	81.7%	32.26
Five Sylvan Way	Parsippany, NJ	151,383	142,588	94.2%	29.00
Seven Sylvan Way	Parsippany, NJ	145,983	103,289	70.8%	28.00
Seven Campus Drive	Parsippany, NJ	154,395	146,604	95.0%	25.76
Two Hilton Court	Parsippany, NJ	181,592	181,592	100.0%	40.47
Eight Campus Drive	Parsippany, NJ	215,265	163,020	75.7%	29.77
2 Dryden Way	Parsippany, NJ	6,216	6,216	100.0%	17.80
600 Horizon Drive [2]	Hamilton, NJ	95,000	95,000	100.0%	24.23
700 Horizon Drive [2]	Hamilton, NJ	120,000	120,000	100.0%	32.88
100 Overlook Center	Princeton, NJ	149,600	134,033	89.6%	31.06
5 Vaughn Drive	Princeton, NJ	98,500	47,495	48.2%	29.73
One River Center 1	Middletown, NJ	122,594	116,982	95.4%	27.59
One River Center 2	Middletown, NJ	120,360	120,360	100.0%	25.66
One River Center 3 & 4	Middletown, NJ	214,518	120,164	56.0%	27.86
23 Main Street	Holmdel, NJ	350,000	350,000	100.0%	17.35
5 Wood Hollow Road	Parsippany, NJ	317,040	317,040	100.0%	25.22
Total Suburban		**4,323,366**	**3,665,423**	**84.8%**	**$27.43**
Total Core Portfolio [1]		**11,158,650**	**9,634,537**	**86.3%**	**$33.84**
Flex Park Portfolio		3,491,612	3,195,006	91.5%	$18.37

(1)Excludes non-core holdings targeted for sale at 2,460,040 SF; excludes consolidated repositionings taken offline totaling 513,101 SF. Total consolidated office portfolio of 17,623,403 SF.
(2)700 Horizon Drive is under contract for sale and 600 Horizon Drive has an executed purchase and sale agreement.
(3)Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual December 2017 billings times 12. For leases whose rent commences after January 1, 2018 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

Investor Presentation 14

Office – Waterfront Leasing Prospects 15 4Q 2017 Investor Presentation Building(1) Type/Industry Tenant Size (SF) Tours Timing Proposed Building Upgrades 101 Hudson FIRE Professional Svcs 10,000 - 35,000 3 4Q18 Lobby Renovation Elevator Upgrades New retail amenities Harborside 5 FIRE Professional Svcs 5,000 - 40,000 3 4Q18 New retail options Harborside 2&3 Technology FIRE Professional Svcs 6,000 - 150,000 5 3Q18 - 4Q18 Atrium, elevator, and retail renovations all under way Harborside 4A Financial Svcs 2,000 - 30,000 2 3Q18 - 4Q18 New retail options 111 River Street Technology FIRE Professional Svcs 7,000 - 100,000 3 3Q18 - 4Q18 New retail options Note: Does not include Harborside 1 due to on-going building renovation.

$ in millions
(except per share amounts)

Valuation - NAV

The company's NAV estimate of $3.8B is further supposed using alternative valuation methodologies on page 8

	Rentable SF/ Apt Units	Projected NOI [1]	Cap Rate	Gross Asset Value (A)	*Gross Per SF / Unit* [10]	Property Debt (B)	Third Party Interests (C)	Discount for CIP (D)	Net Asset Value (A-B-C-D)	High	Low
		NAV Calculation								Net Value Range	
Office Portfolio	**MSF**										
Hudson Waterfront (Jersey City)	4.884	$78.9	4.1%	$1,937	*$397*	($460)	$0	$0	$1,477	$1,759	$1,259
Class A Suburban (Metropark, Short Hills)	1.951	41.7	6.6%	635	*325*	(125)	0	0	510	563	465
Suburban	4.323	56.3	8.1%	693	*160*	(68)	0	0	625	670	585
Flex Parks	3.492	36.6	6.7%	549	*157*	0	0	0	549	594	511
Subtotal [4]	**14.650**	**$213.5**		**$3,814**	***$260***	**($653)**	**$0**	**$0**	**$3,161**	**$3,586**	**$2,820**
Non-Core [5]	2.460			272		0	0	0	272	272	272
Hotel and Other JV Interests [6]				212		(130)	(41)	0	41	41	41
Harborside Plaza 4				90		0	0	0	90	90	90
Wegman's & Retail [7]				56		0	0	0	56	56	56
Land [8]				39		0	0	0	39	39	39
Repositioning Properties [9]				117		0	0	0	117	117	117
1031 Balances & Other Receivables (at cost)				46		0	0	0	46	46	46
Office - Asset Value	**17.110**			**$4,646**		**($783)**	**($41)**	**$0**	**$3,822**	**$4,247**	**$3,481**
Less: Office Unsecured Debt									(1,400)	(1,400)	(1,400)
Less: Market Management Fee [10]									(136)	(136)	(136)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Total Office NAV	**17.110**								**$2,233**	**$2,658**	**$1,892**
Residential	**Units**										
Operating Properties - Wholly Owned	2,551	$48.8	4.84%	$1,008	*$395*	($527)	$0	($1)	$480	$535	$431
Operating Properties - JVs [11]	2,733	65.9	4.72%	1,395	*510*	(680)	(370)	(3)	342	379	308
Operating Properties - Subordinate JVs	542	15.9	4.97%	319	*588*	(138)	(147)	0	34	38	31
In-Construction Properties [12]	1,944	51.1	5.23%	978	*503*	(217)	(99)	(317)	345	381	313
Future Development Properties [8]	10,957			587	*57*	0	(100)	0	487	511	463
Fee Income Business & Other				40		0	0	0	40	40	40
Residential - Asset Value [13]	**18,727**			**$4,327**		**($1,562)**	**($716)**	**($321)**	**$1,728**	**$1,884**	**$1,586**
Less: Rockpoint Interest									(159)	(164)	(155)
Total Residential NAV	**18,727**								**$1,569**	**$1,720**	**$1,431**
Total Mack-Cali NAV									**$3,802**	**$4,378**	**$3,323**
Approximate NAV / Share (100.5MM shares) [14]									***$37.83***	***$43.56***	***$33.06***

Note: See appendix for additional information

Investor Presentation 16

Office Portfolio Value Price-to-FFO Multiple Sensitivity 2018 Office Portfolio FFO(3): $1.51/share Valuation - Implied Stock Price Office FFO Multiple Office Company Value Per Share Roseland Value Per Share Implied Stock Value 11.00x $16.61 $15.61 $32.22 12.00x 18.12 15.61 33.73 13.00x 19.63 15.61 35.24 14.00x 21.14 15.61 36.75 15.00x 22.65 15.61 38.26 Mack-Cali Stock Price(1) $17.16 4Q 2017 Roseland Net Asset Value Per Share 15.61 Implied Office Company Value Per Share(2) $1.55 Implied Office Company FFO Multiple 1.03x 17 Note: As of February 27, 2018. The office standalone net debt/EBITDA is 8.0x See Appendix for additional guidance detail Investor Presentation As reflected in the sum of parts NAV calculation, a stock price of approximately $37.00 is further validated by a cash flow multiple approach:

Geographic Breakdown

Mack-Cali's residential and core office assets are concentrated in targeted urban markets and transit based locations, with approximately 65% of NAV along the Hudson Waterfront.



Port Imperial Waterfront



Jersey City Waterfront

Hudson Waterfront	NAV ($)	NAV (%)
Office (Jersey City)	$1,477M	~39%
Residential (Jersey City / Port Imperial)	$1,010M	~27%
Total	$2,487M	~65%


VERMONT
NEW HAMPSHIRE
NEW YORK
Boston Metro
MASSACHUSETTS
New York
CONNECTICUT
RHODE ISLAND
New Jersey
PENNSYLVANIA
Pennsylvania
MARYLAND
DC Metro
NEW JERSEY
DELAWARE

Investor Presentation
18

Regional Spotlight - Jersey City 19 Mack-Cali and Roseland have a market leading residential & office portfolio along the Jersey City waterfront. Residential Units % Leased (12/31/17) Rent PSF (12/31/17) Marbella 412 96.6% $40.32 Monaco 523 96.0% 45.12 M2 311 98.4% 46.20 Urby 762 97.2% 57.55 Total 2,008 97.0% $47.89 Remaining Land 4,807 Operating Office Portfolio 4.318 MSF 86% $38.30

Jersey City: The New Scene



1st
Most Livable City in the US
Smartasset (2016)

1st
Fastest- Growing Metro Area in NJ
Forbes & CareerBliss

2nd
Happiest City to Work in the US
Forbes & CareerBliss

5th
Best Public Transportation in the US
Business Insider





Top 5
US Cities for Millennials
Niche & Forbes

10th
US Cities Where Millennials Make Over $350,000
Zillow

10th
Most Artistic City in the US
Atlantic Magazine

Top 5
Hippest Blocks in NYC
Forbes & CareerBliss


HARDWARE

Investor Presentation 20

Regional Spotlight - Port Imperial 21 The Port Imperial submarket provides unrivaled access to Midtown West and Hudson Yards ($17Bn Investment) via the NY Waterway Ferry. Port Imperial will further become a prime residential destination as companies migrate to Hudson Yards Operating In-Construction Land Current: 316 Units 1,027 Units/Keys 1,704 Units Y/E 2018: 983 Units/Keys 360 Units 1,704 Units Operating In-Development 2018 Start Future Start Investor Presentation

Regional Spotlight - Overlook Ridge 22 Operating Properties Units % Leased (12/31/17) Rent PSF (12/31/17) Alterra at Overlook Ridge 722 96.5% $23.52 The Chase at Overlook Ridge 664 97.6% 26.76 Total 1,386 97.0% $23.07 2018 Target Start (Chase III) 326 Remaining Land 490 Investor Presentation Roseland has developed the 92 acre Overlook Ridge community, located 5 miles from the center of Boston and directly off of Route 1.

Repositioning - Harborside Cultural District The Company continues to invest in our Jersey City assets as part of a complete transformation project to create a cultural district at Harborside. 23 Lutze Biergarten Harborside Tower (JV with SJP Properties) New Retail, Dining and Event Space Re-Skin of Harborside Complex Revitalized Pedestrian Walkways and New Ferry European-Style Food Hall Investor Presentation

NJ Grows: Mack-Cali is well positioned to benefit from this business incentive program 24 Gross Annual Benefit/Employee Gross Annual Benefit/SF Urban Transit Hub Municipality $5,000 Transit-oriented development $2,000 Large numbers of new full-time jobs are eligible $500 – $1,500 251 to 400 $500 +$2.50 401 to 600 $750 +$3.75 601 to 800 $1,000 +$5.00 801 to 1,000 $1,250 +$6.25 1,001+ $1,500 +$7.50 Business in a targeted industry: Defense, Energy, Finance, Health, Life Sciences, Logistics, Manufacturing, Technology and Transportation $500/employee p.a +$2.50 Average salary > county’s existing average (currently $50,006): $250 (if 35% over), $500 (if $70% over), $750 (if 105% over) + $1.25 – $3.75 Total Potential Benefit Range (Per Employee per Annum) $7,000 – $9,750 + $35.00 – $48.75 Investor Presentation These are credits per employee offered by the State of NJ (NJS) to be applied against NJS Corporate Taxes

Appendix 25

Global Definitions

Average Revenue Per Home: Calculated as total apartment revenue for the quarter ended December 31, divided by the average percent occupied for the quarter ended December 31, 2017, divided by the number of apartments and divided by three.

Class A Suburban: Long-term hold office properties in targeted submarkets; formerly defined as Urban Core.

Consolidated Operating Communities: Wholly owned communities and communities whereby the Company has a controlling interest.

Flex Parks: Primarily office/flex properties, including any office buildings located within the respective park.

Future Development: Represents land inventory currently owned or controlled by the Company.

Identified Repurposing Communities: Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

In-Construction Communities: Communities that are under construction and have not yet commenced initial leasing activities.

Lease-Up Communities: Communities that have commenced initial operations but have not yet achieved Project Stabilization.

MCRC Capital: Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

Net Asset Value (NAV): The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses

Non-Core: Properties designated for eventual sale/disposition or repositioning/redevelopment.

Operating Communities: Communities that have achieved Project Stabilization.

Predevelopment Communities: Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

Project Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

Project Stabilization: Lease-Up communities that have achieved over 95 Percentage Leased for six consecutive weeks.

Projected Stabilized NOI: Pro forma NOI for Lease-Up, In-Construction or Future Development communities upon achieving Project Stabilization.

Projected Stabilized Yield: Represents Projected Stabilized NOI divided by Total Costs.

Repurposing Communities: Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

Subordinated Joint Ventures: Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

Suburban: Long-term hold office properties (excluding Class A Suburban and Waterfront locations); formerly defined as Suburban Core

Third Party Capital: Capital invested by third parties and not Mack-Cali.

Total Costs: Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Waterfront: Office assets located on NJ Hudson River waterfront.

Investor Presentation 26

Income Statement – Quarterly Comparison

$ in thousands

	4Q 2017 Office/Corp.	4Q 2017 Roseland	4Q 2017 Total	3Q 2017	2Q 2017	1Q 2017	4Q 2016
REVENUES							
Base rents	$101,995	$16,424	$118,419	$128,643	$133,017	$121,255	$126,744
Escalations and recoveries from tenants	10,802	510	11,312	16,385	15,951	15,119	15,257
Real estate services	486	4,663	5,149	5,748	5,767	6,465	6,658
Parking income	3,111	2,112	5,223	5,766	5,052	4,229	3,499
Other income	2,855	571	3,426	3,476	2,979	2,819	1,573
Total Revenues	$119,249	$24,280	$143,529	$160,018	$162,766	$149,887	$153,731
EXPENSES							
Operating expenses	$46,929	$12,075	$59,004	$65,299	$64,565	$65,867	$66,608
Net Operating Income	**$72,320**	**$12,205**	**$84,525**	**$94,719**	**$98,201**	**$84,020**	**$87,123**
General and administrative	$10,254	$3,472	$13,726	$13,140	$12,491	$11,592	$12,968
Depreciation and amortization	38,688	8,713	47,401	52,375	57,762	47,631	52,045
Total Other Expenses	**$48,942**	**$12,185**	**$61,127**	**$65,515**	**$70,253**	**$59,223**	**$65,013**
Operating Income	**$23,378**	**$20**	**$23,398**	**$29,204**	**$27,948**	**$24,797**	**$22,110**
OTHER (EXPENSE) INCOME							
Interest expense	($20,508)	($1,982)	($22,490)	($25,634)	($24,943)	($20,321)	($22,731)
Interest and other investment income (loss)	1,437	(29)	1,408	762	122	474	875
Equity in earnings (loss) of unconsolidated joint ventures	191	(1,390)	(1,199)	(1,533)	(3,298)	(51)	(834)
Gain on change of control of interests	-	-		-	-	-	-
Realized gains (losses) and unrealized losses on disposition of rental property, net	4,476	-	4,476	31,336	(38,954)	5,506	41,002
Gain on sale of investment in unconsolidated joint venture	-	-	-	10,568	-	12,563	-
Gain (loss) from extinguishment of debt, net	-	(182)	(182)	-	-	(239)	(23,658)
Total Other Income (Expense)	**($14,404)**	**($3,583)**	**($17,987)**	**$15,499**	**($67,073)**	**($2,068)**	**($5,346)**
Net Income (Loss)	**$8,974**	**($3,563)**	**$5,411**	**$44,703**	**($39,125)**	**$22,729**	**$16,764**
Noncontrolling interest in consolidated joint ventures	$49	$104	$153	447	181	237	191
Noncontrolling interest in Operating Partnership	(299)	-	(299)	(4,413)	4,296	(2,295)	(1,774)
Redeemable noncontrolling interest	(456)	(2,227)	(2,683)	(2,683)	(2,682)	(792)	-
Net Income (Loss) Available to Common Shareholders	$8,268	($5,686)	$2,582	$38,054	($37,330)	$19,879	$15,181
Basic earnings per common share:							
Net income (loss) available to common shareholders			($0.01)	$0.39	($0.44)	$0.11	$0.17
Diluted earnings per common share:							
Net income (loss) available to common shareholders			($0.01)	$0.39	($0.44)	$0.11	$0.17
Basic weighted average shares outstanding			90,029	90,023	90,011	89,955	89,767
Diluted weighted average shares outstanding			100,468	100,727	100,370	100,637	100,575

Investor Presentation

27

Development Activity and Cash Flow Growth

$ in millions
(unaudited)

	RRT Nominal Ownership	% Leased As of: As of 2/12/2018	Projected Initial Occupancy	Units	Projected Yield		Total NOI	Projected RRT Share of Stabilized NOI After Debt Service
2017 Lease-Ups								
Urby Harborside	85.00%	96.3%	Q1 2017	762	6.72%		$18.5	$9.9
Chase II at Overlook Ridge	100.00%	97.6%	Q4 2016	292	6.52%		5.2	2.7
Quarry Place at Tuckahoe	100.00%	97.2%	Q4 2016	108	6.61%		2.8	1.1
Total 2017 Lease-Ups	**90.16%**	**96.7%**		**1,162**	**6.66%**		**$26.5**	**$13.7**
In-Construction Portfolio								
Q1 2018 Deliveries								
Signature Place at Morris Plains	100.00%		Q1 2018	197	6.64%		$3.9	$2.2
Residences at City Square	100.00%		Q1 2018	365	6.41%		5.9	3.6
Lofts at 40 Park	25.00%		Q1 2018	59	6.72%		1.2	0.3
Total Q1 2018 Deliveries	**92.87%**			**621**	**6.51%**		**$11.0**	**$6.1**
Q2 2018 Deliveries								
Portside 5/6	100.00%		Q2 2018	296	6.18%		$6.9	$4.0
RiverHouse 11 at Port Imperial	100.00%		Q2 2018	295	6.16%		7.7	4.7
Total Q2 2018 Deliveries	**100.00%**			**591**	**6.17%**		**$14.6**	**$8.7**
Q3 2018 Deliveries								
Marriott Hotels at Port Imperial	90.00%		Q3 2018	372	10.25%		$14.3	$9.5
Total Q3 2018 Deliveries	**90.00%**			**372**	**10.25%**		**$14.3**	**$9.5**
Q4 2020 Deliveries								
PI North – Riverwalk C	40.00%		Q4 2020	360	6.01%		$11.2	$2.6
Total Q4 2020 Deliveries	**40.00%**			**360**	**6.01%**		**$11.2**	**$2.6**
Total In-Construction	**84.70%**			**1,944**	**7.03%**	(1)	**$51.1**	**$26.9**
Total	86.74%			3,106	6.89%		$77.6	$40.6

Note:
(1) Projected stabilized yield without the Marriott Hotels at Port Imperial is 6.27 percent.

Investor Presentation 28

Notes: Net Asset Value
(Unaudited)

(1) Based on projected 2018 cash net operating income with management fees added back for office portfolio.

(2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions.

(3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves and leasing and base building capital expenditures, including targeted Harborside renovations, estimated at approximately $75 million.

(4)

	Rentable Area (MSF)	Projected 2018 NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.884	$78.94	4.08%	$37.46	$48.91	93.00%	6.00%	7.00%	$1,937	$397
Class A Suburban	1.951	41.66	6.56%	35.76	38.34	94.00%	6.50%	8.00%	635	325
Suburban	4.323	56.31	8.10%	23.61	28.51	90.00%	8.00%	9.00%	693	160
Flex Parks	3.492	36.61	6.78%	18.25	22.00	93.00%	7.00%	8.00%	549	157
Subtotal	**14.650**	**$213.52**		**$28.48**	**$39.76**				**$3,814**	**$260**

The year one cap rate, applied to the projected 2018 cash net operating income, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return.

The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations.

(5) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties.

(6) Includes the Company's ownership interests in the Hyatt Regency Jersey City and three office joint venture properties.

(7) Wegman's $36 million asset value calculated using $1.6 million NOI capped at 4.5%. 24 Hour Fitness $20 million asset value calculated using $1 million NOI capped at 5%.

(8) The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel's value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines.

Investor Presentation 29

30 4Q 2017 Notes: Net Asset Value (Unaudited) Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved. Represents an estimate of management fee cost based on 3.0% of revenues, as the NOI presented is before cost for managing the portfolio. Joint venture investments are generally valued by: applying a capitalization rate to projected net operating income for the joint venture’s asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners’ interests. The valuation approach for assets in-construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $51.7 million upon completion of the construction or lease-up activities, the Company deducts any estimated future costs totaling $295.7 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization. The residential valuation analysis totals to a Roseland NAV of $1,728,000,000, with the company’s share of this NAV of $1,569,000,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $159,000,000 attributable to Rockpoint's noncontrolling interest. The increase in the approximate NAV per share of $1.22 from September 30, 2017 to December 31, 2017 is due primarily to NOI growth within the portfolio of operating residential properties as well as the commencement of construction on Riverwalk C at Port Imperial, partially offset by slower lease up projections in the Waterfront office market. Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties’ interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants’ portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions. The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company’s estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company’s securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company’s real estate, which is generally based on the amortized cost of the property, subject to certain adjustments. Information About Net Asset Value (NAV) Investor Presentation

2018 Guidance Roll Forward 31 4Q 2017 Low High 2017 Core FFO Per Diluted Share $2.23 $2.23 Same-Store Unlevered Operating NOI: Waterfront ($0.39) ($0.37) Other Office / Flex (0.01) 0.00 Residential 0.01 0.01 Subtotal ($0.39) ($0.36) Investment Activity Unlevered NOI: Development $0.23 $0.25 2017 Office Dispositions (0.25) (0.25) 2017 Office Acquisitions 0.00 0.01 2017 Multifamily Acquisitions 0.04 0.04 2018 Office Dispositions (0.17) (0.11) 2018 Multifamily Dispositions (0.01) 0.00 Subtotal ($0.16) ($0.06) General & Administrative $0.06 $0.06 Interest Expense 0.10 0.08 Rockpoint Distributions (0.03) (0.05) Joint Ventures / Real Estate Services / Other (0.01) 0.00 Subtotal $0.12 $0.09 2018 Core FFO Per Diluted Share $1.80 $1.90 Investor Presentation

2018 Guidance Assumptions 32 Low High Assumptions Office Occupancy (% year-end leased) 84% 86% Office Same Store GAAP NOI Growth Post Sale Portfolio (18%) (16%) Office Same Store Cash NOI Growth Post Sale Portfolio (17%) (15%) Multifamily Same Store GAAP NOI Growth Post Sale Portfolio 3% 5% Straight-Line Rent Adjustment $10 $14 FAS 141 Mark-to-Market Rent Adjustment $5 $6 Dispositions $375 $425 Base Building CapEx $13 $15 Leasing CapEx $50 $70 G&A $45 $45 Interest Expense $83 $85 4Q 2017 $ in millions Investor Presentation